UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 2, 2015

Kaman Corporation
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

001-35419	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.02(d) – Election of New Director
On June 2, 2015, the Board of Directors (the "Board") of Kaman Corporation (the "Company"), on recommendation of its Corporate Governance Committee, took action to increase the size of the Board from ten to eleven persons and elect Jennifer M. Pollino as a new Director to fill the vacancy created by such increase. Ms. Pollino's initial term of office will expire at the 2016 Annual Meeting of Shareholders and, upon the expiration of her initial term, she will be designated a Class II Director.  The Board also took action, on recommendation of its Corporate Governance Committee, to appoint Ms. Pollino to serve as a member of its Personnel & Compensation Committee.
Ms. Pollino currently serves as an Executive Coach and Consultant with JMPollino, LLC, an executive coaching and consulting firm founded by Ms. Pollino following her retirement from Goodrich Corporation in 2012.  During her twenty-year career at Goodrich, she served in various executive, managerial and financial roles, including Executive Vice President–Human Resources and Communications from 2005 to 2012, President and General Manager of Goodrich Aerospace, Aircraft Wheels & Brakes Division from 2002 to 2005, President and General Manager of Goodrich Aerospace, Turbomachinery Products Division from 2001 to 2002, and Vice President and General Manager of Goodrich Aerospace, Aircraft Seating Products from 2000 to 2001.  Before joining Goodrich in 1992, she served as a Field Accounting Officer for the Resolution Trust Corporation, the Controller of Lincoln Savings and Loan Association and an Auditor with Peat Marwick Main & Co.
Ms. Pollino also currently serves on the Boards of Directors of Crane Co., a diversified manufacturer of highly engineered industrial products, where she is a member of its Audit Committee and the Management Organization and Compensation Committee, and Wesco Aircraft Holding, Inc., a supply chain management solutions provider to the global aerospace industry, where she is a member of its Compensation Committee.  She previously served on the Board of Directors of the Society for Human Resources Management, a leading provider of resources to serve the needs of HR professionals and advance the professional practice of human resource management, and was a member of its Audit Committee.
The Board has determined that Ms. Pollino is an independent Director within the rules of the New York Stock Exchange (including under the heightened independence standards applicable to members of the Personnel & Compensation Committee) and the Company's own Corporate Governance Principles.
There are no arrangements or understandings between Ms. Pollino and any other person pursuant to which she was selected to serve on the Board, and there are no relationships between Ms. Pollino and the Company that require disclosure under Item 404(a) of Regulation S-K.
Ms. Pollino will be compensated in accordance with the Company's standard cash and equity compensation arrangements for non-employee Directors, which are described in greater detail in the Company's definitive proxy statement on Schedule 14A relating to its 2015 Annual Meeting of Shareholders (the "Proxy Statement"), which was filed with the Securities and Exchange Commission on February 27, 2015.
A copy of the Company's press release announcing the appointment of Ms. Pollino to the Board is attached as Exhibit 99.1 to this Current Report on Form 8‑K and is incorporated herein by reference.

Item 5.02(f) – Compensatory Arrangements of Certain Officers – LTIP Payouts
As reported in the Proxy Statement, the Personnel & Compensation Committee of the Board (the "Committee") previously granted certain long-term incentive program awards under the Company's long-term incentive plans (each, an "LTIP Award" and, collectively, the "LTIP Awards") to the Company's executive officers, including the Company's "named executive officers" (as defined in Instruction 4 to Item 5.02 of Form 8-K) and Mr. Steven J. Smidler, Executive Vice President of the Company and President of Kaman Industrial Technologies, Inc. (whose 2014 compensation was provided as a voluntary supplemental disclosure in the Proxy Statement), all of which were scheduled to be settled during 2015 after a sufficient number of Russell 2000 companies reported their earnings for the year ended December 31, 2014.  On June 2, 2015, the Committee approved the settlement of the LTIP Awards and authorized the resulting payments (each, an "LTIP Payout" and, collectively, the "LTIP Payouts") in respect thereof.  The LTIP Payouts are reported here in accordance with Instruction 1 to Item 402(c)(2)(iii) and (iv) of Regulation S-K.  Reference is hereby made to the Proxy Statement, including the Compensation Discussion and Analysis set forth therein, for additional information about the compensation of the Company's named executive officers and Mr. Smidler.
The LTIP Awards generally related to the three-year performance period ended December 31, 2014 (the "Three-Year LTIP Awards"), although separate LTIP Awards were granted to Mr. Shawn G. Lisle, Senior Vice President and General Counsel of the Company, in respect of the two-year performance period ended December 31, 2014 (the "Two-Year LTIP Award") and Mr. Robert D. Starr, Senior Vice President and Chief Financial Officer of the Company, in respect of the one-year performance period ended December 31, 2014 (the "One-Year LTIP Award").  Neither Mr. Lisle nor Mr. Starr participated in the LTIP program when the Three-Year LTIP Awards were granted.

The LTIP Awards provided for payouts based on the Company's adjusted financial performance during the relevant periods as compared to the financial performance of the companies comprising the Russell 2000 index for the same performance periods.  The Three-Year LTIP Awards and the Two-Year LTIP Award utilized the following performance factors and weightings:  (i) 40% of each such LTIP Award was based on average annual growth in earnings per share, (ii) 40% of each such LTIP Award was based on average annual return on investment, and (iii) 20% of each such LTIP Award was based on total return to shareholders.  The One-Year LTIP Award utilized the same performance factors, but the weightings were adjusted as follows:  (i) 33% of the One-Year LTIP Award was based on average annual growth in earnings per share, (ii) 33% of the One-Year LTIP Award was based on average annual return on investment, and (iii) 34% of the One-Year LTIP Award was based on total return to shareholders.
The achievement or satisfaction of the performance measures comprising the Three-Year LTIP Awards was based on the adjusted financial performance of the Company after giving effect to the inclusion or exclusion of the following modifications approved by the Committee at the time of grant, whichever produced the higher award: (i) changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (ii) any other unusual, non-recurring gain or loss, restructuring or other nonrecurring charges, as determined by the Committee; (iii) any change in outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination, or exchange of shares or other similar corporate change, or any distributions to common stock shareholders other than regular cash dividends; (iv) investments, charges or costs associated with acquisitions, divestitures or restructurings of the Company or any joint ventures, provided, however, that shares issued in connection with any such transaction shall be disregarded when determining the average annual compounded growth in earnings per share for the applicable performance cycle; (v) cumulative effects of accounting changes, including but not limited to revenue recognition rules and operating lease rules, and the effects of tax law changes; and (vi) capital expenditures related to developing and implementing new ERP systems for the Aerospace and Industrial Distribution segments.

The achievement or satisfaction of the performance measures comprising the Two-Year LTIP Award was based on the adjusted financial performance of the Company after giving effect to the inclusion or exclusion of similar modifications approved by the Committee at the time of grant, except that the modifications also included adjustments for charges or costs associated with legacy environmental activities.  The modifications approved by the Committee for the One-Year LTIP Award also included the dilutive effect on earnings per share that arises as a result of any additional shares used in the calculation of diluted earnings per share as a result of any outstanding convertible debt securities and any related bond hedges and warrant, as well as depreciation and project expense relating to the development and implementation of new ERP systems.
The Committee retained the ability to eliminate or reduce the amount of any award that otherwise would be payable as a result of the foregoing adjustments or to further adjust any award due to special circumstances, in each case, as and to the extent permitted under the long-term incentive plan under which the awards were granted.
For each performance factor, actual or adjusted Company financial performance below the 1st quartile resulted in no award payment; actual or adjusted financial performance at the 1st quartile resulted in an award payment at 25% of target; actual or adjusted financial performance at the median resulted in an award payment at 100% of target; and actual or adjusted financial performance at the top of, or above, the 3rd quartile resulted in a maximum payment of 200% of target.  Interpolation was used to determine payments for financial performance between the quartiles.
The following table sets forth the calculation of the percentage of the target award earned for each of the Three-Year LTIP Awards held by Messrs. Keating, Steiner, Smidler and Galla:
Three-Year (2012-1014) LTIP Award Calculation
	Modified Company Results*	Modified Company Results vs. Russell 2000	Percentage of Factor Earned	Factor Weighting	Percentage of Target Award Earned
Average Annual Growth in EPS	16.1%	63.9%	155.6%	40%	62.2%
Average Annual Return on Investment	8.0%	72.6%	190.5%	40%	76.2%
Total Return to Shareholders	54.5%	43.8%	81.5%	20%	16.3%
Total Percentage of Target Award Earned					154.7%
Negative Discretion†					(5.5%)
Final Performance Award Factor Approved by Committee					149.2%

*	The modified results shown in the table reflect the following adjustments to the Company's reported financial results: Net earnings and diluted EPS for 2014, 2013 and 2012 were favorably adjusted by $8.017 million, $0.691 million and $2.454 million, respectively, to reflect the elimination of acquisition/divestiture costs, the loss and related foreign exchange impact resulting from the divestiture of the Company's Mexican operation and the settlement of the Wichita Subpoena Matter, as previously disclosed by the Company. Average capitalization was favorably impacted by the elimination of $9.128 million and $8.525 million in ERP capital investments made during 2014 and 2012, respectively.
†	As discussed in the text, the Committee retained the ability to exercise negative discretion to eliminate or reduce the amount of any award that would otherwise be payable as a result of the adjustments to Company performance approved by the Committee. After considering all factors deemed relevant, the Committee elected to exercise negative discretion with respect to the payouts in respect of the Three-Year LTIP Awards to exclude the adjustments relating to the loss and related foreign exchange impact resulting from the divestiture of the Company's Mexican operation and the settlement of the Wichita Subpoena Matter. In so doing, The Committee elected to reduce the award payment percentage from 154.7% to 149.2%.

    The following table sets forth the calculation of the percentage of the target award earned for the Two-Year LTIP Award held by Mr. Lisle:

Two-Year (2013-1014) LTIP Award Calculation

	Modified Company Results**	Modified Company Results vs. Russell 2000	Percentage of Factor Earned	Factor Weighting	Percentage of Target Award Earned
Average Annual Growth in EPS	8.8%	52.9%	111.5%	40%	44.6%
Average Annual Return on Investment	7.9%	72.6%	190.5%	40%	76.2%
Total Return to Shareholders	12.6%	25.6%	26.7%	20%	5.3%
Total Percentage of Target Award Earned					126.1%
Negative Discretion††					(7.8%)
Final Performance Award Factor Approved by Committee					118.3%

**	The modified results shown in the table reflect the following adjustments to the Company's reported financial results: Net earnings and diluted EPS for 2014 and 2013 were favorably adjusted by $9.954 million and $0.691 million, respectively, to reflect the elimination of acquisition/divestiture costs, ERP depreciation and project expenses, the loss and related foreign exchange impact resulting from the divestiture of the Company's Mexican operation and the settlement of the Wichita Subpoena Matter, as previously disclosed by the Company. Total capitalization was favorably impacted by the elimination of $9.128 million in ERP capital investments made during 2014.
††
As discussed in the text, the Committee retained the ability to exercise negative discretion to eliminate or reduce the amount of any award that would otherwise be payable as a result of the adjustments to Company performance approved by the Committee.  After considering all factors deemed relevant, the Committee elected to exercise negative discretion with respect to the payout in respect of the Two-Year LTIP Award to exclude the adjustments relating to the loss and related foreign exchange impact resulting from the divestiture of the Company's Mexican operation and the settlement of the Wichita Subpoena Matter.  In so doing, The Committee elected to reduce the award payment percentage from 126.1% to 118.3%.

    The following table sets forth the calculation of the percentage of the target award earned for the One-Year LTIP Award held by Mr. Starr:
One-Year (2014) LTIP Award Calculation

	Modified Company Results***	Modified Company Results vs. Russell 2000	Percentage of Factor Earned	Factor Weighting	Percentage of Target Award Earned
Average Annual Growth in EPS	20.1%	60.9%	143.7%	33%	47.4%
Average Annual Return on Investment	8.5%	>75.0%	200.0%	33%	66.0%
Total Return to Shareholders	2.5%	49.5%	98.4%	34%	33.5%
Total Percentage of Target Award Earned					146.9%
Negative Discretion†††					(16.4%)
Final Performance Award Factor Approved by Committee					130.5%

***	The modified results shown in the table reflect the following adjustments to the Company's reported financial results: Net earnings and diluted EPS for 2014 were favorably adjusted by $9.954 million to reflect the elimination of acquisition/divestiture costs, ERP depreciation and project expenses, the loss and related foreign exchange impact resulting from the divestiture of the Company's Mexican operation and the settlement of the Wichita Subpoena Matter, as previously disclosed by the Company, and a $0.05 adjustment to earnings per share to reflect the elimination of the deemed issuance of additional shares resulting from the Company's outstanding convertible notes and related hedge and warrant agreements. Total capitalization was favorably impacted by the elimination of $9.128 million in ERP capital investments made during 2014.
†††	As discussed in the text, the Committee retained the ability to exercise negative discretion to eliminate or reduce the amount of any award that would otherwise be payable as a result of the adjustments to Company performance approved by the Committee. After considering all factors deemed relevant, the Committee elected to exercise negative discretion with respect to the payout in respect of the One-Year LTIP Award to exclude the adjustments relating to the loss and related foreign exchange impact resulting from the divestiture of the Company's Mexican operation and the settlement of the Wichita Subpoena Matter. In so doing, The Committee elected to reduce the award payment percentage from 146.9% to 130.5%.

      The following table shows the resulting individual LTIP Payouts earned by each of the Company's named executive officers and Mr. Smidler, as well as an updated total compensation amount for the fiscal year ended December 31, 2014:

2014 LTIP Award Payouts

	Year-End Base Salary at Time of Grant	Target Award Percentage	Final Award Performance Factor	LTIP Payout	Updated 2014 Total Compensation
Neal J. Keating	$850,000	275%	149.2%	$3,487,550	$7,069,455
Robert D. Starr	$375,000	140%	130.5%	$685,125	$1,890,447
Gregory L. Steiner	$410,000	150%	149.2%	$917,580	$1,954,260
Steven J. Smidler(1)	$345,000	150%	149.2%	$772,110	$1,313,286
Ronald M. Galla	$348,598	90%	149.2%	$468,097	$1,719,773
Shawn G. Lisle	$285,000	90%	118.3%	$303,440	$958,864

(1)	Not a "named executive officer." As disclosed in the Proxy Statement, the Company provided voluntary supplemental disclosure of Mr. Smidler's 2014 compensation because he is responsible for the management of the Company's largest operating segment and his compensation has been disclosed in the Company's proxy statements for the past several years.

As disclosed in the Proxy Statement, the LTIP Payouts reflected in the preceding table were not included in the Summary Compensation Table set forth in the Proxy Statement, because it was not possible to compare the Company's financial performance to that of the companies comprising the Russell 2000 index when the Proxy Statement was filed, as information for only a small percentage of index companies was available at that time.  Sufficient data became available to enable the Committee to make its determination at its June 2 meeting.
Except for the LTIP Payouts made to Messrs. Starr and Lisle, each of the foregoing LTIP Payouts was paid in cash, as each officer other than Messrs. Starr and Lisle was in compliance with the stock ownership guideline applicable to such officer at the time of payment.  Up to one-third of the LTIP Payouts made to each of Messrs. Starr and Lisle was made by delivery of shares of Company stock, valued using the closing price of such stock on the New York Stock Exchange on June 1, 2015.

Item 5.02(f) – Compensatory Arrangements of Certain Officers – R. Starr Promotion
On June 4, 2015, the Company announced that the Board, on recommendation of the Committee, also took action to promote Robert D. Starr to the position of Executive Vice President, effective as of July 1, 2015.  He will continue to serve as the Chief Financial Officer of the Company.
In connection with his promotion, Mr. Starr's annual base salary will increase from $386,000 to $440,000, his annual incentive compensation target opportunity will increase from 60% to 65% of his base salary, and his long-term incentive compensation target opportunity will increase from 140% to 150% of his base salary.

A copy of the Company's press release announcing the promotion of Mr. Starr is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits
(d)      Exhibits.
The following exhibits are filed herewith:
99.1	Press Release of the Company, dated June 2, 2015, announcing the election of Jennifer M. Pollino as a Director of the Company.

99.2	Press Release of the Company, dated June 4, 2015, announcing the promotion of Robert D. Starr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Shawn G. Lisle
Shawn G. Lisle
Senior Vice President,
General Counsel and Assistant Secretary

Date: June 5, 2015

KAMAN CORPORATION AND SUBSIDIARIES

Index to Exhibits

Exhibit	Description

99.1	Press Release of the Company, dated June 2, 2015, announcing the election of Jennifer M. Pollino as a Director of the Company.

99.2	Press Release of the Company, dated June 4, 2015, announcing the promotion of Robert D. Starr.